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                                                                  EXECUTION COPY





                             NEENAH FOUNDRY COMPANY

               11-1/8% Series E Senior Subordinated Notes due 2007





                                    INDENTURE



                          Dated as of November 24, 1998





                                    Trustee,

                     United States Trust Company of New York
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions...............................................................................................     1
SECTION 1.02.  Other Definitions.........................................................................................    21
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.........................................................    21
SECTION 1.04.  Rules of Construction.....................................................................................    22

                                   ARTICLE II

                                 The Securities

SECTION 2.01.  Form and Dating...........................................................................................    22
SECTION 2.02.  Execution and Authentication..............................................................................    23
SECTION 2.03.  Registrar and Paying Agent................................................................................    23
SECTION 2.04.  Paying Agent To Hold Money in Trust.......................................................................    24
SECTION 2.05.  Securityholder Lists......................................................................................    24
SECTION 2.06.  Transfer and Exchange.....................................................................................    24
SECTION 2.07.  Replacement Securities....................................................................................    25
SECTION 2.08.  Outstanding Securities....................................................................................    25
SECTION 2.09.  Temporary Securities......................................................................................    26
SECTION 2.10.  Cancelation...............................................................................................    26
SECTION 2.11.  Defaulted Interest........................................................................................    26
SECTION 2.12.  CUSIP Numbers.............................................................................................    26


                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Notices to Trustee........................................................................................    27
SECTION 3.02.  Selection of Securities to be Redeemed....................................................................    27
SECTION 3.03.  Notice of Redemption......................................................................................    27
SECTION 3.04.  Effect of Notice of Redemption............................................................................    28
SECTION 3.05.  Deposit of Redemption Price...............................................................................    28
SECTION 3.06.  Securities Redeemed in Part...............................................................................    28
SECTION 3.07.  Optional Redemption.......................................................................................    29

                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Securities.....................................................................................    30
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SECTION 4.02.  SEC Reports...............................................................................................    30
SECTION 4.03.  Limitation on Indebtedness................................................................................    30
SECTION 4.04.  Limitation on Restricted Payments.........................................................................    32
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
                Subsidiaries.............................................................................................    36
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock........................................................    37
SECTION 4.07.  Limitation on Transactions with Affiliates................................................................    40
SECTION 4.08.  Change of Control.........................................................................................    41
SECTION 4.09.  Compliance Certificate....................................................................................    42
SECTION 4.10.  Further Instruments and Acts..............................................................................    42
SECTION 4.11.  Limitation on the Sale or Issuance of  Capital Stock of
                Restricted  Subsidiaries.................................................................................    42


SECTION 4.12.  Limitation on Liens.......................................................................................    42
SECTION 4.13.  Limitation on Sale/Leaseback Transactions.................................................................    43
SECTION 4.14.  Limitation on Lines of Business...........................................................................    43
SECTION 4.15.  Future Guarantor Subsidiaries.............................................................................    43

                                    ARTICLE V

                                Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets.................................................................    43

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.  Events of Default.........................................................................................    44
SECTION 6.02.  Acceleration..............................................................................................    46
SECTION 6.03.  Other Remedies............................................................................................    47
SECTION 6.04.  Waiver of Past Defaults...................................................................................    47
SECTION 6.05.  Control by Majority.......................................................................................    47
SECTION 6.06.  Limitation on Suits.......................................................................................    47
SECTION 6.07.  Rights of Holders to Receive Payment......................................................................    48
SECTION 6.08.  Collection Suit by Trustee................................................................................    48
SECTION 6.09.  Trustee May File Proofs of Claim..........................................................................    48
SECTION 6.10.  Priorities................................................................................................    48
SECTION 6.11.  Undertaking for Costs.....................................................................................    49
SECTION 6.12.  Waiver of Stay or Extension Laws..........................................................................    49
SECTION 6.13.  Restoration of Rights and Remedies........................................................................    49

                                   ARTICLE VII

                                     Trustee

SECTION 7.01.  Duties of Trustee.........................................................................................    49
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SECTION 7.02.  Rights of Trustee.........................................................................................    50
SECTION 7.03.  Individual Rights of Trustee..............................................................................    51
SECTION 7.04.  Trustee's Disclaimer......................................................................................    51
SECTION 7.05.  Notice of Defaults........................................................................................    51
SECTION 7.06.  Reports by Trustee to Holders.............................................................................    51
SECTION 7.07.  Compensation and Indemnity................................................................................    52
SECTION 7.08.  Replacement of Trustee....................................................................................    53
SECTION 7.09.  Successor Trustee by Merger...............................................................................    53
SECTION 7.10.  Eligibility; Disqualification.............................................................................    54
SECTION 7.11.  Preferential Collection of Claims Against Company ........................................................    54

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance..........................................................    54
SECTION 8.02.  Conditions to Defeasance..................................................................................    55
SECTION 8.03.  Application of Trust Money................................................................................    56
SECTION 8.04.  Repayment to Company......................................................................................    56
SECTION 8.05.  Indemnity for Government Obligations......................................................................    56
SECTION 8.06.  Reinstatement.............................................................................................    57
SECTION 8.07.  Concurrent Defeasance of Securities and Old Securities....................................................    57


                                   ARTICLE IX

                                   Amendments

SECTION 9.01.  Without Consent of Holders................................................................................    57
SECTION 9.02.  With Consent of Holders...................................................................................    58
SECTION 9.03.  Compliance with Trust Indenture Act.......................................................................    59
SECTION 9.04.  Revocation and Effect of Consents and Waivers.............................................................    59
SECTION 9.05.  Notation on or Exchange of Securities.....................................................................    60
SECTION 9.06.  Trustee to Sign Amendments................................................................................    60
SECTION 9.07.  Payment for Consent.......................................................................................    60

                                    ARTICLE X

                         Subordination of the Securities

SECTION 10.01. Agreement to Subordinate..................................................................................    60
SECTION 10.02. Liquidation, Dissolution, Bankruptcy......................................................................    60
SECTION 10.03. Default on Senior Indebtedness of the Company.............................................................    61
SECTION 10.04. Acceleration of Payment of Securities.....................................................................    62
SECTION 10.05. When Distribution Must Be Paid Over.......................................................................    62
SECTION 10.06. Subrogation...............................................................................................    62
SECTION 10.07. Relative Rights...........................................................................................    62
SECTION 10.08. Subordination May Not Be Impaired by Company..............................................................    62
SECTION 10.09. Rights of Trustee and Paying Agent........................................................................    62
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SECTION 10.10. Distribution or Notice to  Representative.................................................................    62
SECTION 10.11. Article X Not To Prevent Events of Default or Limit
                Right To Accelerate......................................................................................    63
SECTION 10.12. Trust Moneys Not Subordinated.............................................................................    63
SECTION 10.13. Trustee Entitled to Rely..................................................................................    63
SECTION 10.14. Trustee to Effectuate Subordination.......................................................................    64
SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness
                of the Company...........................................................................................    64
SECTION 10.16. Reliance by Holders of Senior Indebtedness of the
                Company on Subordination Provisions......................................................................    64
SECTION 10.17. Trustee's Compensation Not  Prejudiced....................................................................    64

                                   ARTICLE XI

                              Subsidiary Guaranties

SECTION 11.01. Subsidiary Guaranties.....................................................................................    64
SECTION 11.02. Limitation on Liability...................................................................................    66
SECTION 11.03. Successors and Assigns....................................................................................    66
SECTION 11.04. No Waiver.................................................................................................    66
SECTION 11.05. Modification..............................................................................................    67
SECTION 11.06. Guarantor Subsidiaries; Execution of Supplemental
                Indenture for Future Guarantor Subsidiaries..............................................................    67


                                   ARTICLE XII

                   Subordination of the Subsidiary Guaranties

SECTION 12.01. Agreement to Subordinate..................................................................................    67
SECTION 12.02. Liquidation, Dissolution, Bankruptcy......................................................................    67
SECTION 12.03. Default on Senior Indebtedness of a Guarantor Subsidiary..................................................    68
SECTION 12.04. Demand for Payment........................................................................................    69
SECTION 12.05. When Distribution Must Be Paid Over.......................................................................    69
SECTION 12.06. Subrogation...............................................................................................    69
SECTION 12.07. Relative Rights...........................................................................................    69
SECTION 12.08. Subordination May Not Be Impaired by a Guarantor
                Subsidiary...............................................................................................    70
SECTION 12.09. Rights of Trustee and Paying Agent........................................................................    70
SECTION 12.10. Distribution or Notice to   Representative................................................................    70
SECTION 12.11. Article XII Not To Prevent Events of Default or Limit
                Right To Accelerate......................................................................................    70
SECTION 12.12. Trustee Entitled to Rely..................................................................................    70
SECTION 12.13. Trustee to Effectuate Subordination.......................................................................    71
SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness
                of a Guarantor Subsidiary................................................................................    71
SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Guarantor
                Subsidiary on Subordination Provisions...................................................................    71
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                                  ARTICLE XIII

                                  Miscellaneous

SECTION 13.01. Trust Indenture Act Controls..............................................................................    71
SECTION 13.02. Notices...................................................................................................    72
SECTION 13.03. Communication by Holders with Other Holders...............................................................    72
SECTION 13.04. Certificate of Opinion as to Conditions Precedent.........................................................    72
SECTION 13.05. Statements Required in Certificate or Opinion.............................................................    73
SECTION 13.06. When Securities Disregarded...............................................................................    73
SECTION 13.07. Rules by Trustee, Paying Agent and Registrar..............................................................    73
SECTION 13.08. Legal Holidays............................................................................................    73
SECTION 13.09. Governing Law.............................................................................................    73
SECTION 13.10. No Recourse Against Others................................................................................    74
SECTION 13.11. Successors................................................................................................    74
SECTION 13.12. Multiple Originals........................................................................................    74
SECTION 13.13. Table of Contents; Headings...............................................................................    74
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Appendix A - Provisions Relating to Initial Securities, Private Exchange
             Securities and Exchange Securities

Exhibit A - Form of Face of Initial Security

Exhibit B - Form of Face of Exchange Security

Exhibit C - Form of Supplemental Indenture

Exhibit D - Form of Transferee Letter of Representation
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                        INDENTURE dated as of November 24, 1998, among NEENAH
                  FOUNDRY COMPANY, a Wisconsin corporation (the "Company"), NEENAH TRANSPORT, INC., HARTLEY CONTROLS CORPORATION, DEETER FOUNDRY, INC., MERCER FORGE CORPORATION, A&M SPECIALTIES, INC., ADVANCED CAST PRODUCTS, INC., BELCHER CORPORATION, PEERLESS CORPORATION, DALTON CORPORATION, DALTON CORPORATION, WARSAW MANUFACTURING FACILITY, DALTON CORPORATION, ASHLAND MANUFACTURING FACILITY, DALTON CORPORATION, KENDALLVILLE MANUFACTURING FACILITY AND DALTON CORPORATION, STRYKER MANUFACTURING FACILITY (the "Guarantor Subsidiaries"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee").


            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 11-1/8% Series E Senior Subordinated Notes due 2007 issued on the date hereof (the "Initial Securities"), (ii) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 11-1/8% Series F Senior Subordinated Notes due 2007 issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities (the "Exchange Securities") and (iii) if and when issued as provided in the Registration Agreement, the Private Exchange Securities (as defined in the Appendix, and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in the Private Exchange (as defined in the Appendix). Except as otherwise provided herein, the Securities will be limited to $87,000,000 in aggregate principal amount outstanding.


                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "ACP Holdings" means ACP Holding Company, a Delaware corporation.

            "ACP Products, L.L.C." means ACP Products, L.L.C., a Delaware limited liability company.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock), including improvements to existing assets, to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.
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            "Add-on Indenture" means the indenture relating to the Add-on
Securities dated July 1, 1997 among Neenah Corporation, the subsidiaries of the Company party thereto and United States Trust Company of New York, as trustee, as amended.

            "Add-on Securities" means the Company's 11-1/8% Series C Senior Subordinated Notes due 2007 issued under the Add-on Indenture and any of the Company's 11-1/8% Series D Senior Subordinated Notes due 2007 exchanged therefor.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Applicable Premium" means, with respect to a Security, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Security.

            "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than: (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (ii) a disposition of inventory, in the ordinary course of business consistent with past practices of the Company and its Subsidiaries and (iii) dispositions with a fair market value of less than $500,000 in the aggregate in any fiscal year; (iv) a disposition of properties and assets that is governed by the provisions of Section 5.01(i)-(v); and (v) for purposes of Section 4.06 only, a disposition subject to Section 4.04.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i)
the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
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                                                                               3


            "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Facilities or any refinancing or replacements thereof including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of (i) 80% of the net book value of the Company's accounts receivable at such date and (ii) 50% of the net book value of the Company's inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capitalized Lease Obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease.

            "Change of Control" means the occurrence of any of the following events:

            (a) prior to the earlier to occur of the first public offering of Voting Stock of ACP Holdings, the Company or Holdings, the Permitted Holders cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as one or more of the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);
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                                                                               4


            (b) after the first public offering of Voting Stock of ACP Holdings, the Company or Holdings, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of Voting Stock that represents more than 40% of the aggregate ordinary voting power of all classes of the Voting Stock of ACP Holdings, the Company or Holdings, voting together as a single class, and either (x) the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate Voting Stock that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of ACP Holdings, the Company or Holdings, as the case may be, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of ACP Holdings, the Company or Holdings having a majority of the total voting power of the board of directors of ACP Holdings, Holdings or the Company, as the case may be, or (y) such other person or group is entitled to elect directors of ACP Holdings, the Company or Holdings having a majority of the total voting power of the board of directors of ACP Holding, Holdings or the Company;

            (c) after the first public offering of Voting Stock of ACP Holdings, Holdings or the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the board of directors of ACP Holdings, Holdings or the Company, as the case may be (together with any new directors whose election by such board of directors or whose nomination for election by shareholders was approved by the Permitted Holders or by such board of directors, in each case by a vote of a majority of the directors of ACP Holdings, the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to have a majority of the total voting power of the board of directors of ACP Holdings, Holdings or the Company, as the case may be; or

            (d) any sale, lease, or other transfer (in one transaction or in a series of related transactions) is made by the Company or its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person.

            "Citicorp" means Citicorp, a Delaware corporation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commodity Agreement" means one or more of the following agreements entered into by a Person and one or more financial institutions: commodity future contracts, forward contracts, options or other similar arrangements or agreements designed to protect against fluctuations in the price of, or the shortage of supply of, commodities from time to time.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, there-
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                                                                               5


after, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

            (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in the case of Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four quarter period);

            (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any assets constituting all or substantially all of the assets of an operating unit of a business (a "Disposal"), (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Disposal for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness in connection therewith) as if such Investment or acquisition occurred on the first day of such period; and
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                                                                               6


            (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal, Investment or acquisition of assets occurred on the first day of such period.

            For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, then (i) if any interest had accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying a fixed or floating rate of interest as selected by the Company or such Restricted Subsidiary for the interest period immediately preceding such determination or (ii) if no interest accrued on such Indebtedness prior to the date of determination, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility that was in effect throughout the applicable period, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

            "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense: (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt; (ii) amortization of debt discount; (iii) capitalized interest; (iv) noncash interest expense; (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing; (vi) net costs associated with Interest Rate Agreements; (vii) the interest portion of any deferred payment obligation for goods or services; (viii) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary;
(ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust; and
(x) the earned discount or yield with respect to the sale of receivables (without duplication of amounts included in Consolidated Net Income); but in no event shall include (i) amortization of debt issuance costs; (ii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the

Company held by Persons other than the Company or a Wholly Owned Subsidiary; or
(iii) interest Incurred in connection with Investments in discontinued operations.

            "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

            (ii) for purposes of Section 4.04(a)(3)(A) only, any net income
      (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) any extraordinary gain or loss; and

            (vi) the cumulative effect of a change in accounting principles after the Original Issue Date.

            Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(E). Notwithstanding anything to the contrary in Section 4.04, all amounts paid to Holdings pursuant to Section 4.04(b)(xi)(B) shall be deducted in computing Consolidated Net Income.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP (excluding any such other non-cash charge which requires an accrual or reserve for cash charges for any future period).

            "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

            "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock; or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to ninety-one days after the Stated Maturity of the Securities. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase such stock upon a Change of Control (or upon events substantially similar to a Change of Control).

            "Domestic Subsidiary" means a Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) Consolidated Interest Expense; and (iii) Consolidated Non-Cash Charges, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person through an agreement enforceable by or for the benefit of the holder of such Indebtedness and any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor Subsidiary" means any Person that has issued a Subsidiary Guaranty.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Holdings" means NFC Castings, Inc., a Delaware corporation, any Person acceding to its ownership, and successors thereto.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; provided further, however, that in the case of a discount security, the accretion of original issue discount on such security shall not be considered an Incurrence of Indebtedness if (but only if) the Company elects to treat the whole face amount of such security as Incurred at such time (and such Incurrence is then permitted in accordance with the terms of this Indenture).

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (i) the principal of indebtedness of such Person for borrowed money;

            (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) other than letters of credit or similar instruments supporting Trade Payables entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed not later than the third business day following such drawing;

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance loan (other than advances or loans to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such loan or advance) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Initial Securities are originally issued.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Management Investors" means the officers and employees of ACP Products, L.L.C., ACP Holdings, Holdings, the Company or a Subsidiary of the Company who acquire Voting Stock of ACP Products, L.L.C., ACP Holdings, Holdings or the Company on or after the Issue Date.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "NC Merger" means NC Merger Company.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable, or from an escrow account or otherwise, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of: (i) all legal, title and recording expenses, commissions and other expenses (including fees and expenses of counsel and investment bankers) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition; (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (iv) appropriate amounts to be provided by the party or parties making such Asset Disposition as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash, including payments in respect of deferred payment obligations when received in form of, or stock or other assets when disposed for, cash, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, filing and registration fees, trustee's fees, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers, one of whom shall be the principal executive, financial or accounting officer of the Company.

            "Old Securities" means the Original Securities and the Add-on Securities.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Original Indenture" means the Indenture, dated as of April 30, 1997, as amended, between the Company (formally NC Merger) and United States Trust Company of New York as trustee, as in effect on the date of this Indenture.

            "Original Issue Date" means the date of issuance of the Original Securities, April 30, 1997.

            "Original Securities" means the Company's 11-1/8% Senior Subordinated Notes due 2007 issued under the Original Indenture and any of the Company's Series B 11-1/8% Senior Subordinated Notes due 2007 exchanged therefor.

            "Permitted Holders" means (i) CVC and its Affiliates and Permitted Transferees and (ii) the Management Investors and their Permitted Transferees.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in: (i) the Company; (ii) a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business and not exceeding $1,000,000 in the aggregate outstanding at any one time; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) securities received as consideration in sales of assets made in compliance with Section 4.06; (x) other Investments, of any type, provided that the amount of such Investments made after the Original Issue Date in reliance on this clause (x) and outstanding at any time does not exceed 7.5% of Total Assets; or (xi) Guarantees relating to Indebtedness which is permitted to be Incurred under Section 4.03.

            "Permitted Liens" means with respect to any Person, (a) Liens to secure Indebtedness permitted under the provisions described under clause (b)(i) or (ii) under Section 4.03; (b) pledges or deposits made or other Liens granted by (1) such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, (2) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or (3) to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business, (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', employees' and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments, awards, decrees or orders of any court or other governmental authority against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(d) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (e) Liens in favor of issuers of surety, performance, judgment, appeal and other like bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(f) minor survey
exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning provisions, carveouts, conditional waivers or other restrictions as to the use of real properties or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person; (g) Liens existing or provided for under written arrangements existing on the Original Issue Date; (h) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (i) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (j) Liens to secure any refinancing, refunding, replacement, renewal, repayment or extension (or successive refinancings, refundings, replacements, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (g), (i),
(l), (m) or (n); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (g), (i), (l), (m) or (n) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, replacement, renewal, repayment or extension; (k)(i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary or the Company has easement rights or on any real property leased by the Company and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; (l) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed by such Person in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (m) Liens on property or assets at the time the Company or a Restricted Subsidiary acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; and (n) any Lien on stock or other securities of an Unrestricted Subsidiary that secures Indebtedness of such Unrestricted Subsidiary.

            "Permitted Transferee" means (a) with respect to CVC (i) Citicorp, any direct or indirect wholly owned subsidiary of Citicorp, and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp; (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees in clause (a)(i) above or
(iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or (ii) above and (b) with respect to any officer or employee of ACP Products, L.L.C., ACP Holdings, Holdings, the Company or a Subsidiary of the Company (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) above or any combination thereof.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

            "Public Equity Offering" means an underwritten primary public offering of common stock of ACP Holdings, Company or Holdings (or, for purposes of Section 4.11, any Restricted Subsidiary) pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act (whether alone or in conjunction with any secondary public offering); provided, however, that if any such offering is an offering of the common stock of ACP Holdings, only the net proceeds thereof that are contributed to the Company shall be taken into consideration for purposes of this definition.

            "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of ACP Holdings, the Company or Holdings (or, for purposes of Section 4.11, any Restricted Subsidiary) has been distributed by means of an effective registration statement under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset or assets (including Capital Stock and the assets of an ongoing business) including additions and improvements, any conditional sale obligation, any obligation under any title retention agreement or any other purchase money obligation or (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of an asset or assets (including Capital Stock and the assets of a Related Business), including additions and improvements; provided that in the case of clause (i) the Average Life of such Indebtedness is less than the anticipated useful life of assets having an aggregate fair market value representing more than 50% of the aggregate fair market value of all assets so acquired and that in the case of clauses (i) and (ii) such Indebtedness is incurred within 180 days after the acquisition by the Company or Restricted Subsidiary of such asset or assets, or is in existence with respect to any asset or other property at the time such asset or property is acquired.

            "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Original Issue Date or Incurred in compliance with or which is permitted by this Indenture and the Original Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture and the Original Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of that or another Restricted Subsidiary of the Company), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced; (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of any premium reasonably determined by the Company or such Restricted Subsidiary, as applicable, as necessary at the time of such refinancing to accomplish such refinancing or required pursuant to the terms thereof, plus the amount of expenses of the Company or such Restricted Subsidiary, as applicable, Incurred in connection with such refinancing; and
(iv) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities to the extent of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business of the Company and the Restricted Subsidiaries as conducted on the Original Issue Date and any business related, ancillary or complementary thereto.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" of the Company means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Securities" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Bank Facilities" means the credit agreement dated as of the Original Issue Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, the lenders party thereto from time to time, and The Chase Manhattan Bank, a New York banking corporation, as agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture.

            "Senior Indebtedness" of the Company means all principal of, premium (if any), accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company, and including all Bank Indebtedness, whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, foreign, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness or obligation of the Company which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) any Indebtedness Incurred in violation of this Indenture. "Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of clause (w)(1) or (2) of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" of the Company means any Indebtedness of the Company (whether outstanding on the Original Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of any Guarantor Subsidiary shall have a correlative meaning.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or members of any other governing body thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

            "Subsidiary Guaranty" means any Guarantee of the Securities which may from time to time be executed and delivered pursuant to the terms of this Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in this Indenture.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Commission under the Investment Company Act of 1940, as amended; and (vii) similar investments approved by the Board of Directors in the ordinary course of business.

            "Total Assets" means, at any date of determination, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's then most recent consolidated balance sheet.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa- 77bbbb) as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Securities; provided, however, that if the Average Life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional

Indebtedness under paragraph (a) of Section 4.03 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) is owned by the Company or another Wholly Owned Subsidiary (including shares held of record by a nominee for the benefit of the Company or another Wholly Owned Subsidiary).

            SECTION 1.02. Other Definitions.


                 Term                                                 Defined in
                                                                       Section
                                                                       -------

"Affiliate Transaction"............................................      4.07
"Bankruptcy Law"...................................................      6.01
"Blockage Notice" .................................................     10.03
"covenant defeasance option".......................................      8.01(b)
"Custodian"........................................................      6.01
"Event of Default".................................................      6.01
"Guarantor Subsidiary Blockage Notice .............................     12.03
"Guarantor Subsidiary Payment Blockage Period .....................     12.03
"Initial Lien" ....................................................      4.12
"legal defeasance option"..........................................      8.01(b)
"Legal Holiday"....................................................     13.08
"Obligations"......................................................     11.01
"Offer"............................................................      4.06(b)
"Offer Amount".....................................................      4.06(c)
"Offer Period".....................................................      4.06(c)
"pay the Securities" ..............................................     10.03
"pay its Guarantee"................................................     12.03
"Payment Blockage Period" .........................................     10.03
"protected purchaser"..............................................      2.07
"Paying Agent".....................................................      2.03
"Purchase Date"....................................................      4.06(c)
"Registrar"........................................................      2.03
"Restricted Payment"...............................................      4.04
"Successor Company"................................................      5.01


            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture Securityholder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness of the Company or a Guarantor Subsidiary, as the case may be, merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee's certificate of authentication and (ii) Private Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor Subsidiary is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

            SECTION 2.02. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Securities (as defined in the Appendix).

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

            The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the

Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with
Section 7.08.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(a)(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantor Subsidiaries, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such

Security is overdue, and none of the Company, any Guarantor Subsidiary, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Company.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. In the event that Definitive Securities (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

            The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein; provided, however, that an Opinion of Counsel shall not be required in connection with a redemption pursuant to Section 3.07. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee (unless a shorter period shall be acceptable to the Trustee). Any such notice may be canceled by notice in writing to the Trustee at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the CUSIP number, if any, printed on the Securities being redeemed;

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

            (9) that if a Security is to be redeemed in part, only the portion of the principal amount (equal to $1,000 or an integral multiple thereof) of such Security to be redeemed and that a new Security in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the holder.

            At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. If mailed in the manner provided herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

            SECTION 3.07. Optional Redemption. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to May 1, 2002. On and after that date, the Company may redeem the Securities in whole or in part, at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                                  -----
2002..............................................................    105.5625%
2003..............................................................    103.7083%
2004..............................................................    101.8542%
2005 and thereafter...............................................    100.0000%


            (b) Notwithstanding the foregoing, at any time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 60% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            (c) Notwithstanding paragraphs (a) and (b) above, the Company shall not redeem any Old Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Securities (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Old Securities to be so redeemed and the denominator of which is the aggregate principal amount of Old Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption. The Company shall not redeem the Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of each series of Old Securities (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Securities to be so redeemed and the denominator of which is the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of such series of Old Securities outstanding immediately prior to such proposed redemption.

            (d) At any time prior to May 1, 2002, the Securities may be redeemed, in whole or in part, at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders and prospective Securityholders (upon request) with, the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (other than pursuant to the following paragraph (b)) unless on the date of such Incurrence the Consolidated Coverage Ratio exceeds 2.00 to 1.

            (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness consisting of revolving credit, working capital or letters of credit financing in an aggregate principal amount at any time outstanding not in excess of the greater of $35,000,000 and the Borrowing Base in effect from time to time (in each case less the aggregate amount of all repayments of principal actually made thereunder since the Original Issue Date with Net Available Cash from Asset Dispositions pursuant to
      Section 4.06(a)(iii)(A));

            (ii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (iii) Indebtedness of the Company represented by the Securities and the Old Securities;

            (iv) any Indebtedness of the Company and its Restricted Subsidiaries (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Original Issue Date and Indebtedness Incurred under
      Section 4.03(a) of the Original Indenture prior to the Issue Date;

            (v) Indebtedness of the Company and its Restricted Subsidiaries, (A) in respect of judgment, appeal, surety, performance and other like bonds, bankers' acceptances and letters of credit provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (B) under Commodity Agreements, Currency Agreements and Interest Rate Agreements that are designed to protect the Company and its Restricted Subsidiaries against fluctuations in commodity prices (for raw materials used by them), interest rates or currency exchange rates and not for the purposes of speculation;

            (vi) Indebtedness represented by Guarantees by the Company of Indebtedness of a Restricted Subsidiary, or in respect of letters of credit provided by the Company to support such Indebtedness, or Guarantees by a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, or in respect of letters of credit provided by a Restricted Subsidiary to support such Indebtedness; provided, however, that only Indebtedness that is incurred in compliance with this covenant may be guaranteed pursuant to this clause (vi);

            (vii) Purchase Money Indebtedness, industrial revenue bonds or similar Indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not in excess of 10% of Total Assets;

            (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of any business, assets or Subsidiary of the Company permitted under this Indenture;

            (ix) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Old Securities or Securities, tendered in an offer to purchase made as a result of a Change of Control;

            (x) Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case Incurred in the ordinary course of business;

            (xi) Indebtedness of the Company consisting of guarantees of up to an aggregate principal amount of $2,000,000 of borrowings by Management Investors in connection with purchases of Voting Stock of Holdings on or after the Original Issue Date and in accordance with Section 4.04;

            (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not in excess of $15,000,000 million which Indebtedness may be incurred pursuant to clause
      (i) above; and

            (xiii) any Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause
      (ii), (iv), (vii), (ix) or (xiii) of this paragraph (b).

            Notwithstanding the foregoing, the Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness of the Company unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Guarantor Subsidiary shall not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Guarantor Subsidiary shall not incur any Secured Indebtedness which is not Senior Indebtedness of such Guarantor Subsidiary unless contemporaneously therewith effective provision is made to secure the Subsidiary Guaranty equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guaranty) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

            (d) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this section 4.03, (i) Indebtedness permitted by this section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this provision permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value);
(ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another

Restricted Subsidiary; (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Original Issue Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the Original Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) 100% of the aggregate net proceeds received by the Company
            (including the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) of property received by the Company; provided, however, that such property is related, ancillary or complementary to any business of the Company and the Restricted Subsidiaries conducted on the Issue Date) as a capital contribution or from the issue or sale of its Capital Stock (other than Disqualified Stock) of the Company or Holdings subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness));

                  (C) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Indebtedness of the Company or its Restricted Subsidiaries issued subsequent to the Original Issue Date and convertible or exchangeable for

            Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip);

                  (D) the aggregate Net Cash Proceeds received subsequent to the
            Original Issue Date by the Company or Holdings (other than from any Restricted Subsidiary) upon the exercise of any options or warrants to purchase Capital Stock (other than Disqualified Stock) of the Company or Holdings; and

                  (E) the amount equal to the net reduction in Investments in
            Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans, return of capital or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") or the receipt of proceeds from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any purchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A) such purchase, redemption, retirement or other acquisition shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale to the extent so used shall be excluded from Section 4.04(a)(iv)(B);

            (ii) any purchase, defeasance, retirement, redemption or other acquisition of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03(b) or (B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of any Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to
      Section 4.03(b); provided, however, that such purchase, defeasance, retirement, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase, retirement, redemption or other acquisition of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock; provided, however, that such purchase, retirement, redemption or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (v) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to
      Section 4.08 (including the purchase of all Securities tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control; provided, however, that such purchase, defeasance, retirement, redemption or other acquisition shall be included in the calculation of the amount of Restricted Payments;

            (vi) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (vii) the repurchase, for cash or notes, of shares of, or options or warrants to purchase shares of, or payments to Holdings to enable Holdings to repurchase shares of, or options or warrants to purchase shares of, Capital Stock of Holdings, the Company or any of the Subsidiaries of the Company from present or former Management Investors in an amount not in excess of $2,000,000 in any one year and $5,000,000 in the aggregate since the Original Issue Date; provided, however, that the amount of such repurchase shall be included in the calculation of the amount of Restricted Payments;

            (viii) payments in lieu of fractional shares in amount not in excess of $250,000 in the aggregate since the Original Issue Date;

            (ix) payments by the Company to Holdings to pay Federal, state and local taxes to the extent such taxes are attributable to the Company and its Restricted Subsidiaries; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments;

            (x) loans, advances, dividends or distributions by the Company to Holdings to pay dividends on the common stock of Holdings following a Public Equity Offering of such stock; but only to the extent that such loans, advances, dividends or distributions do not exceed 6% per annum of the net proceeds received by the Company in such Public Equity Offering; provided, however, that the amount of such loans, advances, dividends or distributions shall be included in the amount of Restricted Payments; or

            (xi) in each case to the extent such payments by Holdings are attributable to the Company and its Restricted Subsidiaries, payments by the Company to Holdings not to exceed an amount necessary to permit Holdings to (A) make payments in respect to its indemnification obligations owing to directors, officers or other Persons under Holding's charter or by-laws or pursuant to written agreements with any such Person,
      (B) make payments in respect of its other operational expenses (other than taxes) incurred in the ordinary course of business, or (C) make payments in respect of indemnification obligations and costs and expenses incurred by Holdings in connection with any offering of common stock of Holdings; provided, however, that all such payments shall be included in the calculation of the amount of Restricted Payments.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness entered into prior to the date on which such Restricted Subsidiary was acquired or designated as a Restricted Subsidiary by the Company (other than as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company);

            (3) any encumbrance or restriction pursuant to (x) an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1) or (2) of this
      Section 4.05 or this clause (3) or (y) Indebtedness Incurred pursuant to clause (i) of paragraph (b) of Section 4.03; provided, however, that the encumbrances and restrictions contained in (A) any such refinancing agreement or amendment referred to in clause (x) above are, collectively, no more restrictive in any material respect, than the encumbrances and restrictions contained in such agreements (as determined in good faith by the Company) and (B) any instrument relating to any Indebtedness referred to in clause (y) above, are, collectively, no more restrictive in any material respect than the encumbrances and restrictions contained in the Senior Bank Facilities as in effect on the Original Issue Date (as determined in good faith by the Company);

            (4) in the case of clause (iii) of this Section 4.05, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary which are not prohibited by Section 4.12 to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such security agreements or mortgages;

            (5) any encumbrance or restriction existing under or by reason of applicable law;

            (6) customary non-assignment provisions of any licensing agreement or of any lease;

            (7) any encumbrance or restriction contained in contracts for sales of assets otherwise permitted by this Indenture;

            (8) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock of such Restricted Subsidiary; and

            (9) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this Section 4.05.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as may be determined (and shall be determined, to the extent an Asset Disposition (or a series of related Asset Dispositions) involves a fair market value greater than $1,000,000) in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) in the case of an Asset Disposition (or a series of related Asset Dispositions) having a fair market value of $1,000,000 or more at least 80% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company or a Wholly Owned Subsidiary or, in the case of a sale by a Restricted Subsidiary which is not a Wholly Owned Subsidiary, to prepay, repay or purchase Senior Indebtedness of such Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest (or enter into a binding contract to do so) in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to offer to purchase Original Securities to the extent required by the Original Indenture; (D) fourth, to the extent of the balance of Net Available Cash after application in accordance with clauses
(A), (B) and (C), to offer to purchase the Add-on Securities to the extent required by the Add-on Indenture; (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B),
(C) and (D), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b) and (F) sixth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C), (D) and (E), to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions in any year which are not applied in accordance with this covenant exceed $5,000,000 in such year.

      For the purposes of Section 4.06(a)(ii), the following are deemed to be cash: (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(E), the Company shall be required to purchase Securities, tendered pursuant to an offer, commenced within 30 days following the expiration of the 365 day period referred to in Section 4.06(a)(iii)(B) (or, if the Company so elects, at any time within such 365 day period), by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c) below. If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(F) and upon completion of the purchase of the Securities tendered pursuant to the Offer, the remaining amount of Net Available Cash, if any, will be reset at zero. The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $5,000,000 (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or paying agent) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee (or paying agent) shall deliver the excess to the Company (or if the Company is acting as paying agent, the Company may release such amount from trust) promptly after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than 5:00 PM Eastern Standard Time one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate and an Opinion of Counsel stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $5,000,000, a fairness opinion must be obtained from a nationally recognized appraisal or investment banking firm.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to
Section 4.04, (ii) fees, compensation or employee benefit arrangements paid to, and any indemnity provided for the benefit of directors, officers or employees of the Company, Holdings or any Subsidiary of the Company in the ordinary course of business or any Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(xii), or any payments in respect thereof, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) transactions pursuant to agreements entered into or in effect on the Original Issue Date, including amendments thereto entered into after the Original Issue Date, provided that the terms of any such amendment are not, in the aggregate, less favorable to the Company or such Restricted Subsidiary than the terms of such agreement prior to such amendment and provided further that such agreements are set forth on
Schedule 4.07 hereto, (v) loans or advances to employees that are Affiliates of the Company in the ordinary course of business, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company) or (vii) payments with respect to Indebtedness Incurred pursuant to Section 4.03(b)(viii).

            SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has mailed notice of its election to redeem all the Securities under Section 3.07.

            (b) Subject to the proviso to Section 4.08(a), within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating, among other things:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any portion in integral multiples of $1,000 of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities or any portion thereof purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 5:00 PM Eastern Standard Time one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest to the purchase date, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year and within 60 days of the end of the first three fiscal quarters of the Company an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and, if such signer does know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default with particularity and describe what actions, if any, the Company proposes to take with respect to such Default or Event of Default.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock, except
(i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, (iii) directors' qualifying shares or
(iv) in a Public Equity Offering as a result of or after which a Public Market exists. The proceeds of any sale of such Capital Stock permitted by clause (ii) shall be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of Section 4.06.

            SECTION 4.12. Limitation on Liens. (a) The Company shall not, and shall not permit any Guarantor Subsidiary to, directly or indirectly, create or permit to exist any Lien (the "Initial Lien") on any of its property or assets (including Capital Stock), whether owned on the Original Issue Date or thereafter acquired, securing any Indebtedness other than Senior Indebtedness of the Company in the case of the Company, or Senior Indebtedness of a Guarantor Subsidiary, in the case of a Guarantor Subsidiary, unless contemporaneously therewith effective provision is made to secure the Securities and, in respect of Liens on any Guarantor Subsidiary's property or assets, the Subsidiary Guaranty of such Guarantor Subsidiary equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities and such Subsidiary Guaranty) such obligation for so long as such obligation is so secured. The preceding sentence shall not require the Company or any Restricted Subsidiary to equally ratably secure the Securities if the Initial Lien consists of Permitted Liens.

            (b) Any Lien created for the benefit of the Holders of the Securities pursuant to the foregoing paragraph (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

            SECTION 4.13. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (in the case of Sale/Leaseback Transactions involving amounts in excess of $1,000,000, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) of such property and
(iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

            SECTION 4.14. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than (i) a Related Business and (ii) the making of Permitted Investments and the operations of any business that is part of a Permitted Investment. Holdings will not engage in any business other than managing its investment in the Company.

            SECTION 4.15. Future Guarantor Subsidiaries. The Company shall cause
(a) each Restricted Subsidiary that is a Domestic Subsidiary which Incurs Indebtedness and (b) each Restricted Subsidiary that is not a Domestic Subsidiary and that after the Original Issue Date enters into a Guarantee of any of the obligations of the Company, Holdings or any of the Company's Subsidiaries pursuant to the Senior Bank Facilities to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall Guarantee payment of the Securities as provided in Section 10.06; provided, however, that such Subsidiary shall not be required to execute and deliver a supplemental indenture pursuant to this Section in the event that such Subsidiary is a party to this Indenture at the time of such Incurrence of Indebtedness.


                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any Person unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the

      Trustee, all the obligations of the Company under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a);

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) a default occurs in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

            (2) a default occurs in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

            (5) the Company or any Guarantor Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this
      Section 6.01;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders of such Indebtedness because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

            (7) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors; or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Restricted
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Restricted Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) the rendering of any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent (net of amounts paid within 30 days of such judgment or decree under any insurance, indemnity, bond, surety or similar instrument) against the Company or any Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding is commenced with respect to such judgment or decree or (B) such judgment or decree remains outstanding the later of (i) the day which is the sixtieth day after the judgment is rendered and (ii) the day on which any right to appeal expires; or

            (10) any Subsidiary Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guaranty and such Default continues for 10 days.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) or (5) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (6), (7) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (8) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their respective creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

            Nothing herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Securityholder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

            SECTION 6.10. Priorities. If the Trustee collects any money or property from the Company pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 6.13. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and Securityholders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section and Section 7.02(e);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. Subject to Section 7.01: (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it will not be responsible for the use or application of any monies received by a Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report shall be transmitted). The Trustee will also comply with TIA Section 313(b) and TIA
Section 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and other professionals. Any costs and expenses associated with the Exchange Securities or the Private Exchange Securities shall be paid by the Company. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company including, but not limited to fees and expenses of the Trustee and its counsel, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15,
5.01(iii) and 5.01(iv) and the operation of Sections 6.01(4), 6.01(6), 6.01(7)
(with respect to Restricted Subsidiaries only), 6.01(8) (with respect to Restricted Subsidiaries only), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) (with respect to Restricted Subsidiaries only), 6.01(8) (with respect to Restricted Subsidiaries only), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with Sections 5.01(iii) and 5.01(iv).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8.02 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any cash in dollars or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge which by law is for the account of the Securityholders.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 8.07. Concurrent Defeasance Of Securities and Old Securities. The Company shall not exercise either of the defeasance options described in this Article with respect to the Securities unless it deceases each series of Old Securities equivalently and substantially simultaneously. Similarly, the Company shall not defease such series of Old Securities unless it deceases the Securities equivalently and substantially simultaneously.


                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Section 4.15 or Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representative therefor) under Article X or Article XII;

                  (5) to add further Subsidiary Guarantees with respect to the Securities or to release Guarantor Subsidiaries when permitted by the terms hereof, or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                  (8) to make any change that does not adversely affect the rights of any Securityholder; or

                  (9) to provide for the issuance and authorization of the Exchange Securities or Private Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness of the Company or any Guarantor Subsidiary then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of at least a majority in principal amount of the Securities may waive compliance by the Company or any Guarantor Subsidiary with any provision or covenant of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Article X or Article XII that adversely affects the rights of any Securityholder under Article X or Article XII;

                  (7) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities.

                  (8) modify the Subsidiary Guarantees (except as contemplated by the terms thereof or of this Indenture) in any manner adverse to the Holders; or

                  (9) make any change in Section 6.04, Section 6.07 or the third sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness of the Company or a Guarantor Subsidiary then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the consents from the Holders of the requisite percentage in principal amount of outstanding Securities are received by the Company or the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be

Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                         Subordination of the Securities

                  SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Company. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, including, without limitation, the Old Securities, and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Registration Agreement (as defined in the Appendix). All provisions of this
Article X shall be subject to Section 10.12.

                  SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company and its properties:

                  (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                  (2) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of such Senior Indebtedness as their respective interests may appear.

                  SECTION 10.03. Default on Senior Indebtedness of the Company. The Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to the Company) from the Person or Persons who gave such Blockage Notice,
(ii) because such Designated Senior Indebtedness has been repaid in full or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Company (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment

Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or the Representative of such holders) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of the Company receive notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payment at that time.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the Company and pay it over to them as their respective interests may appear.

                  SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to Senior Indebtedness of the Company. A distribution made under this Article X to holders of Senior Indebtedness of the Company which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness of the Company.

                  SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

                  SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior

Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness of the Company shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                  SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                   ARTICLE XI

                              Subsidiary Guarantees

                  SECTION 11.01. Subsidiary Guarantees. Each Guarantor Subsidiary hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor Subsidiary further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor Subsidiary, and that each such Guarantor Subsidiary shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

                  Each Guarantor Subsidiary waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor Subsidiary waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor Subsidiary, except as provided in
Section 11.02(b).

                  Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  The obligations of each Guarantor Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor Subsidiary or would otherwise operate as a discharge of any Guarantor Subsidiary as a matter of law or equity.

                  Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor Subsidiary by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other

Obligation, each Guarantor Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Guarantor Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Guarantor Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor Subsidiary for the purposes of this Section.

                  Each Guarantor Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor Subsidiary shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Guarantor Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) This Subsidiary Guaranty as to any Guarantor Subsidiary shall terminate and be of no further force or effect upon the sale or other transfer (i) by such Guarantor Subsidiary of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in such Guarantor Subsidiary, to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer shall be deemed to constitute an Asset Disposition and the Company shall comply with its obligations under
Section 4.06.

                  SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor Subsidiary and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

                  SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor Subsidiary in any case shall entitle such Guarantor Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.06. Guarantor Subsidiaries; Execution of Supplemental Indenture for Future Guarantor Subsidiaries. (a) Upon their execution and delivery of this Indenture, the Guarantor Subsidiaries will each become Guarantors under this Indenture.

                  (b) Each Subsidiary which is required to become a Guarantor Subsidiary pursuant to Section 4.15 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor Subsidiary under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Guarantor Subsidiary is a legal, valid and binding obligation of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with its terms.

                                   ARTICLE XII

                   Subordination of the Subsidiary Guaranties

                  SECTION 12.01. Agreement To Subordinate. Each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, that the Obligations of a Guarantor Subsidiary are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of such Guarantor Subsidiary and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of such Guarantor Subsidiary. The Obligations with respect to a Guarantor Subsidiary shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor Subsidiary, and only Indebtedness of such Guarantor Subsidiary that is Senior Indebtedness of such Guarantor Subsidiary shall rank senior to the Obligations of such Guarantor Subsidiary in accordance with the provisions set forth herein.

                  SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor Subsidiary to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor Subsidiary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor Subsidiary and its properties:

                  (1) holders of Senior Indebtedness of such Guarantor Subsidiary shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of any Obligations from such Guarantor Subsidiary; and

                  (2) until the Senior Indebtedness of such Guarantor Subsidiary is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their respective interests may appear.

                  SECTION 12.03. Default on Senior Indebtedness of a Guarantor Subsidiary. A Guarantor Subsidiary may not make any payment pursuant to any of the Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guaranty") if (i) any Senior Indebtedness of such Guarantor Subsidiary is not paid when due or (ii) any other default on Senior Indebtedness of such Guarantor Subsidiary occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that such Guarantor Subsidiary may pay its Guaranty without regard to the foregoing if such Guarantor Subsidiary and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Indebtedness with respect to which either of the events in clause (i) or
(ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Guarantor Subsidiary pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guaranty for a period (a "Guarantor Subsidiary Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor Subsidiary and the Company) of written notice (a "Guarantor Subsidiary Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary specifying an election to effect a Guarantor Subsidiary Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Subsidiary Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to such Guarantor Subsidiary and the Company) from the Person or Persons who gave such Guarantor Subsidiary Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Guarantor Subsidiary Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor Subsidiary may resume to pay its Guaranty after such Guarantor Subsidiary Payment Blockage Period, including any missed payments. Not more than one Guarantor Subsidiary Blockage Notice may be given with respect to a Guarantor Subsidiary in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor Subsidiary during such period; provided, however, that if any Guarantor Subsidiary Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Guarantor Subsidiary (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Guarantor Subsidiary Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantor Subsidiary Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor Subsidiary pursuant to Article XI the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Guarantor Subsidiary is outstanding, such Guarantor Subsidiary may not pay its Guaranty until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Guarantor Subsidiary receive notice of such demand and, thereafter, may pay its Guaranty only if this Article XII otherwise permits payment at that time.

                  SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders that because of this Article XII should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Guarantor Subsidiary and pay it over to them as their respective interests may appear.

                  SECTION 12.06. Subrogation. After all Senior Indebtedness of a Guarantor Subsidiary is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of such Guarantor Subsidiary to receive distributions applicable to Senior Indebtedness of such Guarantor Subsidiary. A distribution made under this
Article XII to holders of Senior Indebtedness of such Guarantor Subsidiary which otherwise would have been made to Securityholders is not, as between such Guarantor Subsidiary and Securityholders, a payment by such Guarantor Subsidiary on Senior Indebtedness of such Guarantor Subsidiary.

                  SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Securityholders and holders of Senior Indebtedness of a Guarantor Subsidiary. Nothing in this Indenture shall:

                  (1) impair, as between a Guarantor Subsidiary and Securityholders, the obligation of a Guarantor Subsidiary which is absolute and unconditional, to pay its Obligations to the extent set forth in Article XI; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor Subsidiary under its Obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor Subsidiary to receive distributions otherwise payable to Securityholders.

                  SECTION 12.08. Subordination May Not Be Impaired by a Guarantor Subsidiary. No right of any holder of Senior Indebtedness of a Guarantor Subsidiary to enforce the subordination of the Obligations of such Guarantor Subsidiary shall be impaired by any act or failure to act by such Guarantor Subsidiary or by its failure to comply with this Indenture.

                  SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article XII. A Guarantor Subsidiary, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Guarantor Subsidiary may give the notice; provided, however, that, if an issue of Senior Indebtedness of a Guarantor Subsidiary has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of a Guarantor Subsidiary (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Guarantor Subsidiary with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of a Guarantor Subsidiary which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor Subsidiary; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor Subsidiary, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Guarantor Subsidiary to make a payment on any of its Obligations by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Guarantor Subsidiary under its Obligations. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor Subsidiary pursuant to Article XI.

                  SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of a Guarantor Subsidiary for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Guarantor Subsidiary and other Indebtedness of a Guarantor Subsidiary, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor Subsidiary to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor Subsidiary held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

                  SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of each of the Guarantor Subsidiaries as provided in this
Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor Subsidiary. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor Subsidiary and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor Subsidiary or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor Subsidiary shall be entitled by virtue of this Article XII or otherwise.

                  SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Guarantor Subsidiary on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor Subsidiary, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                  ARTICLE XIII

                                  Miscellaneous

                  SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or by national overnight courier service addressed as follows:

                              if to the Company or any Guarantor Subsidiary:

                                     2121 Brooks Avenue
                                     Neenah, WI 54957
                                     Attention of:
                                     Vice President - Finance

                              if to the Trustee:

                                     United States Trust Company of New York
                                     114 West 47th Street, 25th Floor
                                     New York, New York 10036
                                     Attention: Corporate Trust Division


                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed by first class mail within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that any such notice to the Trustee must be received by a Trust Officer to be duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                  SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company of any Guarantor Subsidiary shall not have any liability for any obligations of the Company or any Guarantor Subsidiary under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                           NEENAH FOUNDRY COMPANY,


                                           By /s/ James Hildebrand
                                              ______________________________
                                              Name:  James Hildebrand
                                              Title: CEO


                                           HARTLEY CONTROLS CORPORATION,


                                           By /s/ James Hildebrand
                                               ______________________________
                                               Name:  James Hildebrand
                                               Title: CEO

                                           NEENAH TRANSPORT, INC.,


                                           By /s/ James Hildebrand
                                               ______________________________
                                               Name:  James Hildebrand
                                               Title: CEO

                                           DEETER FOUNDRY, INC.,


                                           By /s/ James Hildebrand
                                               ______________________________
                                               Name:  James Hildebrand
                                               Title: CEO


                                           MERCER FORGE CORPORATION,


                                           By /s/ James Hildebrand
                                               ______________________________
                                               Name:  James Hildebrand
                                               Title: CEO


                                           A&M SPECIALTIES, INC.,


                                           By /s/ James Hildebrand
                                               ______________________________
                                               Name:  James Hildebrand
                                               Title: CEO

                                             ADVANCED CAST PRODUCTS, INC.,


                                             By /s/ James Hildebrand
                                                 ______________________________
                                                 Name:  James Hildebrand
                                                 Title: CEO


                                             BELCHER CORPORATION,


                                             By /s/ James Hildebrand
                                                 ______________________________
                                                 Name:  James Hildebrand
                                                 Title: CEO


                                             PEERLESS CORPORATION,


                                             By /s/ James Hildebrand
                                                 ______________________________
                                                 Name:  James Hildebrand
                                                 Title: CEO


                                             DALTON CORPORATION,


                                             By /s/ James Hildebrand
                                                 ______________________________
                                                 Name:  James Hildebrand
                                                 Title: CEO


                                             DALTON CORPORATION, WARSAW
                                             MANUFACTURING FACILITY,


                                             By /s/ James Hildebrand
                                                 ______________________________
                                                 Name:  James Hildebrand
                                                 Title: CEO


                                             DALTON CORPORATION, ASHLAND
                                             MANUFACTURING FACILITY,


                                             By /s/ James Hildebrand
                                                 ______________________________
                                                 Name:  James Hildebrand
                                                 Title: CEO

                                              DALTON CORPORATION,
                                              KENDALLVILLE MANUFACTURING
                                              FACILITY,


                                              By /s/ James Hildebrand
                                                  ______________________________
                                                  Name:  James Hildebrand
                                                  Title: CEO


                                              DALTON CORPORATION, STRYKER
                                              MANUFACTURING FACILITY,


                                              By /s/ James Hildebrand
                                                  ______________________________
                                                  Name:  James Hildebrand
                                                  Title: CEO

UNITED STATES TRUST
COMPANY OF NEW YORK, as
Trustee,

  by /s/ Patricia Stermer
    -------------------------
    Name:  Patricia Stermer
    Title: Assistant Vice President

                                                                      APPENDIX A



                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchaser" means Chase Securities Inc.

                  "Private Exchange" means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated November 19, 1998 among the Company, the Guarantor Subsidiaries and the Initial Purchaser.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means the Exchange and Registration Rights Agreement dated November 24, 1998, among the Company, the Guarantor Subsidiaries and the Initial Purchaser.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

         1.2  Other Definitions

         Term:                                Defined in Section:
         -----                                -------------------

"Agent Members"............................................2.1(b)
"IAI Global Security"......................................2.1(a)
"Global Security"..........................................2.1(a)
"Regulation S Global Security".............................2.1(a)
"Rule 144A Global Security"................................2.1(a)

         2.    The Securities

         2.1  Form and Dating

                  The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

                  (a) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwith-standing the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by an Officer (1) Initial Securities for original issue on the date hereof in an aggregate principal amount of $87,000,000 and (2) the (A) Exchange Securities for issue only in a Registered Exchange Offer and (B) Private Exchange Securities for issue only in the Private Exchange, in the case of each of (A) and (B) pursuant to the Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $87,000,000 except as provided in Section 2.08 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d) Restrictions on Transfer of Regulation S Global Security.
(i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN

         INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities shall cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form shall continue to apply, and Private Exchange Securities in global form with the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.


                  (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.08 and
         9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Definitive Securities

                  (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent

Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN

         RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

No.                                                                $__________

               11-1/8% Series E Senior Subordinated Note due 2007

                                                                    CUSIP No.


                  NEENAH FOUNDRY COMPANY, a Wisconsin corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto] 1/ on May 1, 2007.

                  Interest Payment Dates: May 1 and November 1.

                  Record Dates:  April 15 and October 15.


--------

     1/ Use the Schedule of Increases and Decreases language if Note is in Global Form.

                  Additional provisions of this Security are set forth on the other side of this Security.


                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                         NEENAH FOUNDRY COMPANY,

                                         by
                                           -------------------------------
                                             Name:
                                             Title:



Dated:_________________________








TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

UNITED STATES TRUST COMPANY
OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


by:_________________________
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

               11-1/8% Series E Senior Subordinated Note due 2007


1.  Interest

      Neenah Foundry Company, a Wisconsin corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company and the Guarantor Subsidiaries will use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Exchange and Registration Rights Agreement is not filed with the Commission on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 150 days after the Issue Date, (iii) the Exchange Offer is not consummated on or prior to 180 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

            The Company will pay interest and liquidated damages, if any, semiannually on May 1 and November 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

            The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.


3.  Paying Agent and Registrar

            Initially, UNITED STATES TRUST COMPANY OF NEW YORK, a New
York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

            The Company issued the Securities under an Indenture dated as of November 24, 1998 ("Indenture"), between the Company, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company limited to $87,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor Subsidiaries have guaranteed the Company's obligations under the Indenture on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to May 1, 2002. On and after that date, the Company may redeem the Securities in whole or in part, at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                              Redemption
Period                                                          Price
------                                                          -----
2002......................................................    105.5625%
2003......................................................    103.7083%
2004......................................................    101.8542%
2005 and thereafter.......................................    100.0000%

            (b) Notwithstanding the foregoing, at any time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 60% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            (c) Notwithstanding paragraphs (a) and (b) above, the Company shall not redeem any Old Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Securities (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Old Securities to be so redeemed and the denominator of which is the aggregate principal amount of Old Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption. The Company shall not redeem the Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of each series of Old Securities (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Securities to be so redeemed and the denominator of which is the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of such series of Old Securities outstanding immediately prior to such proposed redemption.

            (d) At any time prior to May 1, 2002, the Securities may be redeemed, in whole or in part, at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.


6.  Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

            Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.


8.  Subordination

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Guarantor Subsidiary, as defined in the Indenture. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be. The Company shall not exercise its option to defease the Securities unless it defeases the Original Securities equivalently and substantially simultaneously, and the Company shall not exercise its option to defease the Original Securities unless it defeases the Securities equivalently and substantially simultaneously.


13.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to release Guarantor Subsidiaries when permitted by the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities or Private Exchange Securities.


14.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, or failure by the Company to redeem or purchase, upon declaration or otherwise (whether or not such payment is prohibited by Article
X), Securities when required; (iii) failure by the Company or any Guarantor Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and its Restricted Subsidiaries; (vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms) or any Guarantor Subsidiary denies or disaffirms its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any Guarantor Subsidiary shall not have any liability for any obligations of the Company or a Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.   Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


18.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


20.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                             NEENAH FOUNDRY COMPANY
                               2121 BROOKS AVENUE
                                NEENAH, WI 54957

                       ATTENTION OF VICE PRESIDENT-FINANCE

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint               agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date: --------------- Your Signature: ----------------------


------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   / /   to the Company; or

      (2)   / /   pursuant to an effective registration statement under the
                  Securities Act of 1933; or

      (3)   / /   inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (4)   / /   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (5)   / /   to an institutional "accredited investor" (as defined in
                  Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                  1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (6)   / /   pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                 __________________________
                                 Your Signature

Signature Guarantee:

Date: ___________________        __________________________
Signature must be guaranteed        Signature of Signature
by a participant in a               Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________





              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________       ______________________________
                              NOTICE: To be executed by
                              an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of      Amount of decrease in       Amount of increase in      Principal amount of this      Signature of authorized
Exchange     Principal Amount of this    Principal Amount of this   Global Security following     signatory of Trustee or
             Global Security             Global Security            such decrease or increase     Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                          ASSET SALE / / CHANGE OF CONTROL / /

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE: __________________ YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                        SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B


                    [FORM OF FACE OF EXCHANGE SECURITY]

No.                                                             $__________

     11-1/8% Series F Senior Subordinated Note due 2007

                                                           CUSIP No. ______

            NEENAH FOUNDRY COMPANY, a Wisconsin corporation, promises to
pay to Cede & Co., or registered assigns, the principal sum [of         Dollars]
[listed on the Schedule of Increases or Decreases in Global Security attached hereto] (2) on May 1, 2007.

                  Interest Payment Dates: May 1 and November 1.

                     Record Dates: April 15 and October 15.



     (2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Security are set forth on the other side of this Security.


            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                    NEENAH FOUNDRY COMPANY,

                                      by

                                          ____________________________________
                                          Name:
                                          Title:



Dated:_____________



TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

UNITED STATES TRUST COMPANY
OF NEW YORK,

      as Trustee, certifies
      that this is one of
      the Securities referred
      to in the Indenture.


by:_________________________
      Authorized Signatory





*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

               11-1/8% Series F Senior Subordinated Note due 2007


1.  Interest.

            NEENAH FOUNDRY COMPANY, a Wisconsin corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on May 1 and November 1 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 1998. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

            The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.


3.  Paying Agent and Registrar

            Initially, UNITED STATES TRUST COMPANY OF NEW YORK, a New
York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

            The Company issued the Securities under an Indenture dated as of November 24, 1998 ("Indenture"), between the Company, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company limited to $87,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange

Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantor Subsidiaries have guaranteed the Company's obligations under the Indenture on a senior subordinated basis pursuant to the terms of the Indenture.


5. Optional Redemption

            (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to May 1, 2002. On and after that date, the Company may redeem the Securities in whole or in part, at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                            Redemption
Period                                                         Price
------                                                         -----
2002...................................................     105.5625%
2003...................................................     103.7083%
2004...................................................     101.8542%
2005 and thereafter....................................     100.0000%

             (b) Notwithstanding the foregoing, at any time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 60% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            (c) Notwithstanding paragraphs (a) and (b) above, the Company shall not redeem any Old Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Securities (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Old Securities to be so redeemed and the denominator of which is the aggregate principal amount of Old Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption. The Company shall not redeem the Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of each series of Old Securities (rounded to the nearest integral multiple of $1000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Securities to be so redeemed and the denominator of which is the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of such series of Old Securities outstanding immediately prior to such proposed redemption.

            (d) At any time prior to May 1, 2002, the Securities may be redeemed, in whole or in part, at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.



6.  Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

            Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.


8.  Subordination

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Guarantor Subsidiary, as defined in the Indenture. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be. The Company shall not exercise its option to defease the Securities unless it defeases the Original Securities equivalently and substantially simultaneously, and the Company shall not exercise its option to defease the Original Securities unless it defeases the Securities equivalently and substantially simultaneously.


13.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to release Guarantor Subsidiaries when permitted by the Indenture, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities or Private Exchange Securities.

14.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, or failure by the Company to redeem or purchase, upon declaration or otherwise (whether or not such payment is prohibited by Article
X), Securities when required; (iii) failure by the Company or any Guarantor Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and its Restricted Subsidiaries; (vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or a Restricted Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms) or any Guarantor Subsidiary denies or disaffirms its obligations under the Indenture or any Subsidiary Guaranty and such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any Guarantor Subsidiary shall not have any liability for any obligations of the Company or a Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.   Governing Law

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


18.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


20.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                          NEENAH FOUNDRY COMPANY
                            2121 BROOKS AVENUE
                          NEENAH, WI 54957

                    ATTENTION OF VICE PRESIDENT-FINANCE

                              ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


__________________________________________________________________

Date: ________________ Your Signature: _____________________


__________________________________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

            IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET SALE) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                       ASSET SALE / / CHANGE OF CONTROL / /


                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$


DATE: __________________ YOUR SIGNATURE: __________________
                              (SIGN EXACTLY AS YOUR NAME  APPEARS
                  ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                        SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT C










                      FORM OF SUPPLEMENTAL INDENTURE


                        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
                  dated as of        , among [GUARANTOR] (the "New Guarantor"),
                  a subsidiary of NEENAH FOUNDRY COMPANY (or its successor), a Wisconsin corporation (the "Company"), [EXISTING GUARANTOR SUBSIDIARIES] and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


            WHEREAS the Company and [OLD GUARANTORS] (the "Existing Guarantors") has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 24, 1998, providing for the issuance of an aggregate principal amount of up to $87,000,000 of 11-1/8% Senior Notes due 2007 (the "Securities");

            WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;


            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

            2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE
REQUIRED THEREBY.

            4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                   [NEW GUARANTOR],

                                     by
                                       --------------------------------------
                                       Name:
                                       Title:

                                   NEENAH FOUNDRY COMPANY,

                                     by
                                       --------------------------------------
                                       Name:
                                       Title:

                                   [EXISTING SUBSIDIARY GUARANTORS],

                                     by
                                       --------------------------------------
                                       Name:
                                       Title:

                                   UNITED STATES TRUST COMPANY OF NEW
                                   YORK, as Trustee,

                                     by
                                       --------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT D


                                     Form of
                       Transferee Letter of Representation


NEENAH FOUNDRY COMPANY

In care of
United Stated Trust Company of New York
114 West 47th Street
New York, NY 10036


Ladies and Gentlemen:


      This certificate is delivered to request a transfer of $[ ] principal amount of the 11-1/8% Series E Senior Subordinated Notes due 2007 (the "Securities") of Neenah Foundry Company (the "Company").

      Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

      2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.



                                         TRANSFEREE:_________________,

                                           by:___________________________